UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 20, 2016

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 1st Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Securities Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting of Stockholders of Authentidate Holding Corp. (the “Company”) held on January 20, 2016 (the “Special Meeting”), the stockholders of the Company approved an amendment to the Company’s Amended Certificate of Incorporation to implement a reverse stock split, with the ratio to be determined by the board of directors of the Company, within a range of not less than 1-for-2 or greater than 1-for-10. Subsequently on January 20, 2106, the board of directors of the Company determined to fix the ratio for the reverse stock split at 1-for-9. Thereafter, on January 21, 2016, the Company filed a Certificate of Amendment to its Certificate of Incorporation of the Company, as amended (the “Split Amendment”), to implement a one-for-nine reverse split of its common stock (the “Reverse Split”). The Reverse Split will be effective as of 5:00 p.m. (Eastern Time) on January 22, 2016, and the Company’s common stock will begin trading on The NASDAQ Capital Market on a post-split basis on January 25, 2016.

As a result of the Reverse Split, every nine shares of issued and outstanding common stock will be combined into one share of issued and outstanding common stock. In addition, the Reverse Split effected a proportionate adjustment to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options and warrants to purchase or acquire, as applicable, shares of the Company’s common stock, and the number of shares reserved for issuance pursuant to the Company’s existing equity incentive compensation plans were reduced proportionately. The Reverse Split also effected a proportionate adjustment to the conversion price and number of shares of common stock issuable upon the conversion of all outstanding shares of convertible preferred stock and upon the conversion of all outstanding convertible debt instruments.

No fractional shares will be issued as a result of the Reverse Split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the average closing sale price of shares of our common stock for the ten trading days immediately prior to the effective time of the Reverse Split, as officially reported by NASDAQ. Authentidate’s transfer agent, Continental Stock Transfer & Trust Company, will provide instructions to stockholders of record regarding the process for exchanging shares. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 052666302. Because the Split Amendment did not reduce the number of authorized shares of the Company’s common stock in the same proportion as the Reverse Split, the effect of the Split Amendment is to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

In addition, at the Special Meeting, the stockholders of the Company approved a second amendment to the Company’s Amended Certificate of Incorporation to restrict certain transfers of our common stock (the “Protective Amendment”). The Protective Amendment is designed to prevent certain transfers of common stock that could result in an ownership change under Section 382 of the Internal Revenue Code and, therefore, materially inhibit the Company’s ability to utilize its net operating losses under federal tax laws. The proposal to approve the Protective Amendment was described in the Company’s definitive proxy statement that was distributed to its stockholders on or about December 10, 2015 in connection with the Special Meeting.

As a result of the Protective Amendment, the Company’s shares of common stock are subject to transfer restrictions such that holders of common stock are restricted from attempting to transfer (which includes any direct or indirect acquisition, sale, transfer, assignment, conveyance, pledge or other disposition) any of the shares of common stock (or options, warrants or other rights to acquire the common stock, or securities convertible or exchangeable into common stock), to the extent that such transfer would (i) create or result in an individual or entity becoming a 4.9-percent shareholder of the Common Stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended and the related Treasury Regulations (which are referred to as a “4.9 Percent Shareholder”) or (ii) increase the stock ownership percentage of any existing 4.9 Percent Shareholder.

Transfers that violate the provisions of the Protective Amendment shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the Protective Amendment (which shares are referred to as “Excess Securities”). Instead, the purported transferee would be required, upon demand by the Company, to transfer the Excess Securities to an agent designated by the Company for the limited purpose of consummating an orderly arm’s-length sale of such shares. The net proceeds of the sale will be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent. To the extent permitted by law, any stockholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation.

The Protective Amendment has an “anti-takeover” effect because, among other things, it restricts the ability of a person, entity or group to accumulate more than five percent of the Company’s common stock and the ability of persons, entities or groups now owning more than five percent of the outstanding shares of common stock from acquiring additional shares of the Company’s common stock without the approval of the Board. The Company filed the Certificate of Amendment for the Protective Amendment with the Secretary of State of Delaware on January 21, 2016.

The above descriptions of the Split Amendment and Protective Amendment are qualified in their entirety by reference to the complete text of the Split Amendment and Protective Amendment. Copies of the Split Amendment and Protective Amendment, as filed with the Secretary of State of the State of Delaware on January 21, 2016, are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively. On January 22, 2016, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 20, 2016, the Company held the Special Meeting in Berkeley Heights, New Jersey. Only stockholders of record as of the close of business on December 4, 2015 were entitled to vote at the Special Meeting. As of the record date, 42,760,609 shares of common stock of the Company were outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 36,355,073 shares of common stock of the Company were represented, in person or by proxy, thereby constituting a quorum. Set forth below are the matters acted upon by stockholders and the final voting results of each such proposal.

Proposal 1 – Approval of an Amendment to the Certificate of Incorporation to Effect a Reverse Stock Split (the “Split Amendment”)

The stockholders voted to authorize the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:10, by the following votes:

For	Against	Abstain	Broker Non-Votes
34,154,022	1,863,774	337,277	—

Proposal 2 – Approval of an Amendment to the Certificate of Incorporation to Restrict Certain Transfers of Common Stock to Preserve Tax Benefits (the “Protective Amendment”)

The stockholders voted to authorize the approval of an amendment to our Certificate of Incorporation to adopt the Protective Amendment by the following votes:

For	Against	Abstain	Broker Non-Votes
23,814,069	830,451	293,623	11,416,930

Proposal 3 – Approval of the Conversion of Convertible Debentures and the Exercise of Common Stock Purchase Warrants

The stockholders voted to approve the proposal for the conversion of an aggregate principal amount of $900,000 of outstanding convertible debentures and the exercise of 3,626,667 common stock purchase warrants, by the following votes:

For	Against	Abstain	Broker Non-Votes
23,473,101	1,068,623	396,419	11,416,930

Proposal 4 – Authorization of Adjournment of the Special Meeting

The stockholders voted to approve the authorization to adjourn the Special Meeting in the event that there are not sufficient votes in favor of any of Proposals 1, 2 or 3. However, as Proposals 1, 2 and 3 each received the requisite vote for approval, the Company did not adjourn the Special Meeting:

For	Against	Abstain	Broker Non-Votes
34,792,486	1,187,075	375,512	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended Certificate of Incorporation of the Company for the Reverse Split.

3.2	Certificate of Amendment to the Amended Certificate of Incorporation of the Company for the Protective Amendment.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ William A. Marshall
Name:	William A. Marshall
Title:	Chief Financial Officer and Treasurer

Date: January 22, 2016

EXHIBIT INDEX

3.1	Certificate of Amendment to the Amended Certificate of Incorporation of the Company for the Reverse Split.

3.2	Certificate of Amendment to the Amended Certificate of Incorporation of the Company for the Protective Amendment.

99.1	Press Release